EXHIBIT INDEX

(d)(4) Investment Management Services Agreement dated January 10, 2002, between Registrant, on behalf of AXP Large Cap Equity Fund, and American Express Financial Corporation.

(e)(2) Distribution Agreement dated January 10, 2002, between Registrant, on behalf of AXP Large Cap Equity Fund, and American Express Financial Corporation.

(g)(7) Custodian Agreement dated January 10, 2002, between Registrant, on behalf of AXP Large Cap Equity Fund, and American Express Trust Company.

(h)(12) Administrative Services Agreement dated January 10, 2002, between Registrant, on behalf of AXP Large Cap Equity Fund, and American Express Financial Corporation.

(h)(13) Class Y Shareholer Service Agreement dated January 10, 2002, between Registrant, on behalf of AXP Large Cap Equity Fund, and American Express Financial Advisors Inc.

(h)(14) Transfer Agency Agreement dated January 10, 2002, between Registrant, on behalf of AXP Large Cap Equity Fund, and American Express Client Service Corporation.

(i)       Opinion and Consent of Counsel.

(m)(3) Plan and Agreement of Distribution dated January 10, 2002, between Registrant, on behalf of AXP Large Cap Equity Fund, and American Express Financial Advisors, Inc.

(m)(4) Plan and Agreement For Class C Shares dated January 10, 2002, between Registrant on behalf of AXP Large Cap Equity Fund, and American Express Financial Advisors, Inc.

(q)(1) Directors' Power of Attorney to sign Amendments to this Registration Statement, dated Jan. 9, 2002.

(q)(2) Officers' Power of Attorney to sign Amendments to this Registration Statement, dated Jan. 9, 2002.

(q)(3) Trustees Power of Attorney to sign Amendments to this Registration Statement, dated Jan. 9, 2002.

(q)(4) Officers' Power of Attorney to sign Amendments to this Registration Statement, dated Jan. 9, 2002.